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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER--Social Security numbers (SSNs) have nine digits separated by two hyphens: e.g., 000-00-0000. Employer identification numbers (EINs) have nine digits separated by only one hyphen: e.g., 00-0000000. The table below will help determine the number to give the payer.



FOR THIS TYPE OF ACCOUNT:                  GIVE THE
                                           SOCIAL SECURITY
                                           NUMBER OF--


     1.                                    An individual's account            The individual

     2.                                    Two or more individuals (joint     The actual owner
                                           account)of the account or,
                                                  if combined funds,
                                                  the first individual
                                                  on the account(1)

     3.                                    Husband and wife (joint            The actual owner
                                           account)of the account or,
                                                   if combined funds,
                                                   the first individual
                                                   on the account(1)

     4.                                    Custodian account of a minor       The minor(2)
                                           (Uniform Gift to Minors Act)

     5.                                    Adult and minor (joint             The actual owner
                                           account)of the account or,
                                                   if combined funds,
                                                   the first individual
                                                   on the account(1)

     6.                                    Account in the name of             The ward, minor
                                           guardian or committee for a        or incompetent
                                           designated ward, minor or          person(3)
                                           incompetent person

     7. a.                                 The usual revocable savings        The grantor-
                                           trust account (grantor is also     trustee(1)
                                           trustee)

       b.                                  So-called trust account that       The actual
                                           is not a legal or valid trust      owner(1)
                                           under State law

                                           GIVE THE
FOR THIS TYPE OF ACCOUNT:                  EMPLOYER
                                           IDENTIFICATION
                                           NUMBER OF--


     8. Sole proprietorship account        The owner(4)

     9. A valid trust, estate or pension   The legal entity
       trust                               (Do not furnish
                                                 the identifying
                                                 number of the
                                                 personal
                                                 representative or
                                                 trustee unless the
                                                 legal entity itself
                                                 is not designated
                                                 in the account
                                                 title.)(5)

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

    10.                                    Corporate account         The corporation

    11.                                    Religious, charitable or           The organization
       educational organization
       account

    12.                                    Partnership account held           The partnership(6)
       in the name of the business

    13.                                    Association, club or other         The organization
       tax-exempt organization

    14.                                    A broker or registered nominee     The broker or
                                                  nominee

    15.                                    Account with the Department        The public entity
       of Agriculture in the name of a
       public entity (such as a State or
       local government, school
       district or prison) that receives
       agricultural program payments

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person's number must be furnished.

(2)  Circle the minor's name and furnish the minor's SSN.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's SSN.

(4) Show the name of the owner but you may also enter your business or "doing business as" name. You may use either your SSN or your EIN (if you have one). This also applies to a single-member limited liability company that is disregarded as an entity separate from its owner for federal purposes.

(5) List first and circle the name of the legal trust, estate, or pension trust.

(6) This also applies to a limited liability company (LLC) with at least two members.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, Form SS-4, Application for Employer Identification Number, or Form W-7, Application for IRS Individual Taxpayer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING:

Payees specifically exempted from backup withholding on all payments include the following:
  o      Certain corporations.

  o      Certain financial institutions.

  o An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), an individual retirement account, or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

  o      The United States or any agency or instrumentality thereof.

  o A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof. o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

  o An international organization or any agency, or instrumentality thereof.

  o Certain dealers in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

  o      Certain real estate investment trusts.

  o Certain common trust funds operated by a bank under Section 584(a) of the Code.

  o Certain exempt charitable remainder trusts described in Section 664 of the Code and certain non-exempt trusts described in Section 4947 of the Code.

  o Certain entities registered at all times under the Investment Company Act of 1940.

  o      Certain foreign central banks of issue.

  o Certain futures commission merchants registered with the Commodity Futures Trading Commission.

 o Certain middlemen known in the investment community as nominees or custodians.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

 o Payments to nonresident aliens subject to withholding under Section 1441 of the Code.

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 o       Payments to partnerships not engaged in a trade or business in the
 United States and that have at least one nonresident partner.

 o Payments of patronage dividends where the amount received is not paid in money.

 o Payments made by certain foreign organizations. o Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

 o       Payments of interest on obligations issued by individuals.
         NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

 o Payments of tax-exempt interest (including exempt-interest dividends under Section 852 of the Code).

 o Payments described in Section 6049(b)(5) of the Code to nonresident aliens.

 o       Payments on tax-free covenant bonds under Section 1451 of the Code.

 o       Payments made by certain foreign organizations.

 o       Mortgage or student loan interest paid to you.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK THE BOX PROVIDED TO INDICATE THAT YOU ARE EXEMPT FROM BACKUP WITHHOLDING, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH THE PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

Certain payments other than interest dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N of the Code and the regulations promulgated thereunder.

PRIVACY ACT NOTICE. Section 6109 of the Code requires you to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30.5% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES:
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS.--If you fail to include any portion of an includible payment for interest, dividends or patronage dividends in gross income, such failure may result in civil or criminal penalties.
(3) FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500. Falsifying certifications or affirmations may also subject you to criminal penalties including fines and/or imprisonment.

                           FOR ADDITIONAL INFORMATION
                         CONTACT YOUR TAX CONSULTANT OR
                          THE INTERNAL REVENUE SERVICE.